SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 4, 1998


                    BATTERIES BATTERIES, INC.
     (Exact name of registrant as specified in its charter)


        Delaware               0-27994            13-383-5420
(State or other juris-     (Commission File    (I.R.S. Employer
diction of incorporation)      Number)        Identification No.)

50 Tannery Road
Unit 2
North Branch, New Jersey                            08876
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number,
including Area Code:  (908) 534-2111

ITEM 5.  OTHER EVENTS.

     (a) On June 4, 1998 Alan Baldwin resigned as a member of the Board of Directors and as President and CEO of the Company.

     (b)  On June 5, 1998 the Board of Directors appointed
Stephen Rade as the Company's President and CEO.

     (c)  Exhibit:

          (1) Copy of Press Release relating to the appointment of Stephen Rade and the resignation of Alan
               Baldwin.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 16, 1998         BATTERIES BATTERIES, INC.
                                   (Registrant)

                              By: /s/ Robert C. Meehan
                                   Robert C. Meehan, Chairman

                                                  EXHIBIT (1)


                    BATTERIES BATTERIES, INC.


FOR IMMEDIATE RELEASE         Contact:  Robert C. Meehan,
June 5, 1998                            Chairman of the Board or
                                        Robert Badke,
                                        Chief Financial Officer
                                        Phone (908) 534-2111


       BATTERIES BATTERIES, INC. APPOINTS PRESIDENTS & CEO


          North Branch, New Jersey -- The Board of Directors of Batteries Batteries, Inc. (Nasdaq: BATS) met today and voted to appoint Stephen Rade President & CEO. Mr. Rade is the Company's largest shareholder and President of the cellular accessories division, the Company's fastest growing and most profitable division. In the Company's April 17th press release announcing 1997 financial results, Mr. Rade's division, along with Tauber Electronics, were credited with having contributed in excess of 88% of the Company's operating profit and net income during the year.

          Mr. Rade succeeds Alan Baldwin who resigned on Thursday as President & CEO and a member of the Board of Directors.
Mr. Baldwin, along with John Simon and Bruce Barnet who also resigned from the board during the past week, are long time associates of Warren Haber and John Teeger who each resigned from the board on May 5th in response to pressure brought by shareholders of the Company. On April 30th, a shareholder group led by Mr. Rade and two other shareholder-directors controlling 30% of the Company's outstanding shares, filed a SEC
Schedule 13-D stating that the purpose of the group was to remove from the Board of Directors Warren Haber, Chairman, and John Teeger, Vice President and Director, and to replace them with two independent directors. Reasons cited by the group for seeking the removal of Haber and Teeger included:

          -    Steady Deterioration in Financial Performance

          -    Drastic Decline in Shareholder Value

          - Drain on Company Resources by Haber and Teeger's collection of over $700,000 in fees from the Company at a time when shareholder value had been plummeting.

          For Messrs. Haber and Teeger, their resignations from the Company's board represented the second time in less than 6 months that they had been ousted by the shareholders from the board of a public company. In January, Haber and Teeger, along with the other directors of HealthRite, Inc. (Nasdaq: HLRT) were ousted from the board in a proxy fight initiated and won by a shareholder group upset with the company's poor performance and Haber and Teeger's generous fee arrangements.

          Robert C. Meehan, who was elected Chairman of the Board of Directors on May 29th, stated that Mr. Rade's appointment as CEO represents a significant victory for the shareholders of this company. Mr. Meehan is a principal of Carriage House Investments, a private investment fund which holds 80,000 shares of the company's stock.

          Batteries Batteries, Inc. is a value-added assembler and distributor of specialty batteries and cellular products with facilities nationwide.

                             - END -